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                                                                       EXHIBIT 5


                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                  914-693-3026

September 21, 2006

Iron Star Development, Inc.
41-40 Union Street, Suite 6J
Flushing, NY 11355 Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which Iron Star Development, Inc. proposes to file with the Securities and Exchange Commission registering 10,000 common shares which may be offered and sold by Iron Star Development, Inc. under the 2006 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

               Yours,


               /s/ Robert Brantl
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                   Robert Brantl









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